Exhibit 10.1

LETTER LOAN AGREEMENT

October 31, 2007

JPMorgan Chase Bank, N.A.

712 Main Street

Houston, Harris 77002

Attention: Carlos Valdez, Jr.

Gentlemen:

The undersigned, AMERICAN ELECTRIC TECHNOLOGIES, INC. (“Borrower”), a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has requested that JPMORGAN CHASE BANK, N.A., a national association (“Lender”), lend to Borrower the funds provided herein. Lender has advised Borrower that Lender is willing to lend such funds to Borrower upon the terms and subject to the conditions set forth in this letter loan agreement (the “Agreement”). Terms not defined herein have the meanings assigned to them in Exhibit A attached hereto. In consideration for the above premises and the mutual promises and covenants herein contained Borrower and Lender do hereby agree as follows:

1. Borrowing Base Facility.

(a) Commitment. Subject to the terms and conditions set forth herein, Lender agrees to make loans (each of which is a “Loan”, and collectively the “Loans”) to Borrower, on a revolving basis (the “Borrowing Base Facility”) from time to time during the period commencing on the date hereof and continuing through October 31, 2009 (the “Maturity Date”), the maturity date of the promissory note evidencing the Borrowing Base Facility, such amounts as Borrower may request hereunder; provided, however, the total principal amount (the “Borrower’s Loan Limit”) outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base and (ii) $8,000,000 minus the aggregate face amount of any Letters of Credit. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. If at any time the outstanding advances under the Borrowing Base Facility exceed the Borrower’s Loan Limit as shown on any reports delivered to Lender under Section 6(d)(ii) or as indicated by Lender’s own records, Borrower shall, on the date of the delivery of such report to Lender or on the date of notice from Lender as to Lender’s records, prepay on the Borrowing Base Facility such amount as may be necessary to eliminate such excess, plus all accrued but unpaid interest thereon. The sums advanced under the Borrowing Base Facility shall be used for general corporate purposes and working capital. As used in this Agreement, the term “Borrowing Base” shall have the meaning set forth in Exhibit A attached hereto.

(b) Letter of Credit Sub-Facility. Subject to the terms and conditions set forth herein, and in any application for a letter of credit (the “LC Application”), Lender agrees to make available to Borrower under the Borrowing Base Facility a sub-facility (the “Letter of Credit Facility”) for the issuance of one or more letters of credit (each such letter of credit and any renewals, extensions and modifications thereof are collectively referred to as the “Letter of Credit”). The total aggregate face amount the Letter of Credit Facility shall not exceed at any one time the lesser of (i) $1,000,000 and (ii) the Borrower’s Loan Limit. Repayment of drafts against a Letter of Credit shall be governed by this Agreement and an LC Application and shall be and is secured by the Collateral and guaranties provided herein. Borrower shall pay a letter of credit commission to Lender in respect of each Letter of Credit issued by Lender equal to the greater of $500 and an amount determined by multiplying (i) one percent (1%) of the face amount of such Letter of Credit by (ii) a fraction, the numerator of which shall be the number of days between the date of such Letter of Credit and the stated expiration date thereof and the denominator of which shall be 360; such commission shall be payable at the time a Letter of Credit is issued and upon any renewal or extension thereof; additionally, Borrower agrees to reimburse Lender for all actual out-of-pocket expenses incurred by Lender, such as advising or confirming bank fees, telex charges and the like and to pay those fees customarily charged by Lender for any amendments to a Letter of Credit. Lender reserves the right to require Borrower to give Lender not less than three (3) clays prior notice of each requested issuance of a Letter of Credit.

(c) Advances, Conversions, Continuations. Borrower may request that the Loans be (i) made as or converted to Base Rate Loans by irrevocable written or electronic notice (or telephonic notice promptly confirmed in writing) to be received by Lender not later than 11:00 a.m. on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to, Libor Rate Loans by irrevocable notice to be received by Lender not later than 11:00 a.m. three Business Days prior to the Business Day of the borrowing, continuation or conversion. If Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Libor Rate Loan, Borrower shall be deemed to have requested that such Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period. If Borrower requests that a Loan be continued as or converted to a Libor Rate Loan, but fails to specify an Interest Period with respect thereto, Borrower shall be deemed to have selected an Interest Period of one month. Notices pursuant to this Section 1(c) may be given by telephone if promptly confirmed in writing. Each Libor Rate Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Base Rate Loan shall be in a minimum principal amount of $50,000. There shall not be more than five (5) different Interest Periods in effect at any time.

(d) Interest. At the option of Borrower, Loans shall bear interest at a rate per annum equal to (i) the Adjusted Libor Rate or (ii) the Adjusted Base Rate. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed. Borrower promises to pay interest (i) for each Libor Rate Loan, (A) on the day of the applicable Interest Period and (B) on the date of any conversion of such Loan to a Base Rate Loan; (ii) for Base Rate Loans, on the last

Business Day of each calendar month; and (iii) for all Loans, on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. Furthermore, while any Event of Default exists, Borrower shall pay interest on the principal amount of the Loans at a rate per annum equal to the Default Rate. Accrued and unpaid interest on past due amounts shall be payable on demand.

(e) Repayment. Borrower promises to pay all Loans then outstanding on the Maturity Date. Borrower shall make all payments required hereunder not later than 11:00 a.m. on the date of payment in same day funds in U.S. dollars at the office of Lender specified in the Note. All payments by Borrower to Lender hereunder shall be made to Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. Borrower shall reimburse Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on Lender’s income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof).

(f) Prepayments. Borrower may, upon three Business Days’ notice, in the case of Libor Rate Loans, and upon same-day notice in the case of Base Rate Loans, prepay Loans on any Business Day provided that Borrower pays all Breakage Costs, if any, associated with such prepayment on the date of such prepayment. Prepayments of Libor Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of Libor Rate Loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Prepayments of Base Rate Loans must be in a principal amount of $100,000 or, if less, the entire principal amount thereof then outstanding.

2. Promissory Note.

The Borrowing Base Facility and the Letter of Credit Facility shall be evidenced by a revolving promissory note (herein sometimes called, together with any renewals and extensions thereof, the “Note”) in a form satisfactory to Lender, duly executed by Borrower in the principal amount of the Borrower’s Loan Limit and made payable to the order of Lender. Such loan accounts, records and Note shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

3. Collateral and Guaranties.

(a) Repayment of the Note and performance of the obligations described herein shall be secured, directly or indirectly, by a first priority, perfected security interest in all of Borrower’s accounts, inventory, general intangibles and letter of credit rights (collectively, the “Collateral”).

(b) M & I Electric Industries, Inc., a Texas corporation, and each Subsidiary of Borrower (collectively, “Guarantor”) shall unconditionally guarantee payment of the Borrowing Base Facility pursuant to guaranties in form and substance acceptable to Lender.

4. Conditions Precedent.

(a) Conditions Precedent to Initial Advance. The obligation of Lender to make the initial advance under the Borrowing Base Facility or issue the initial Letter of Credit is subject to the conditions precedent that, as of the date of such advance, (i) Lender shall have received duly executed copies of each document listed on Exhibit B attached hereto, in form and substance acceptable to Lender and its legal counsel (such documents, together with this Agreement and any other security documents relating to the Borrowing Base Facility and any modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and (ii) Borrower shall have paid the costs and fees of Lender’s counsel.

(b) Conditions Precedent to Each Advance, Continuation and Conversion. Lender’s obligation to make any advance, continuation or conversion under the Borrowing Base Facility shall be subject to the additional conditions precedent that, as of the date of such advance, continuation or conversion and after giving effect thereto: (i) timely receipt by Lender of a request for advance or an LC Application, (ii) all representations and warranties made by any party to Lender in the Loan Documents are true and correct, as if made on such date, and no condition or event exists which constitutes an Event of Default or which, with the lapse of time and/or giving of notice, would constitute an Event of Default, (iii) all documents and proceedings shall be reasonably satisfactory to legal counsel for Lender and (iv) all conditions precedent set forth in subparagraph (a) above shall have been satisfied.

4. Representations and Warranties.

In order to induce Lender to provide the Borrowing Base Facility, Borrower represents and warrants to Lender that:

(a) Organization and Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has the power to own its property and to carry on its business in each jurisdiction in which Borrower operates;

(b) Authorization. Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Loan Documents and to incur the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate action;

(c) Enforceable Obligations. The Loan Documents to which Borrower is a party are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights;

(d) No Conflicts or Consents. Neither the execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower or any indenture, mortgage, deed of trust or other instrument to which Borrower maybe subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or any of the other Loan Documents to which Borrower is a party or to consummated the transactions contemplated herein or therein;

(e) Initial Financial Statements. All financial statements delivered by Borrower to Lender prior to the date hereof are true and correct, fairly present the financial condition of Borrower and have been prepared in accordance with GAAP; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Borrower and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent financial statements which Borrower has delivered to Lender;

(f) Litigation. No litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower’s officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower’s business, properties or operations;

(g) No Material Adverse Change. There is no specific fact known to Borrower that Borrower has not disclosed to Lender in writing which may result in any material adverse change in Borrower’s business, properties or operations;

(h) Title to Assets. Borrower owns all of the assets reflected on its most recent balance sheet free and clear of all liens, security interests or other encumbrances, except as previously disclosed in writing to Lender;

(i) Taxes. All taxes required to be paid by Borrower have in fact been paid, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established;

(j) Full Disclosure. No written certificate or written statement herewith or heretofore delivered by Borrower to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading;

(k) Governmental Regulation. Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and is not in default under any material agreement, contract or understanding to which it is a party, which violation or default would result in any material adverse change in Borrower’s business, properties or operations;

(1) Environmental Laws. Borrower and any properties or assets owned by Borrower are not in violation of, in any material respect, any environmental laws, nor are there existing, pending or threatened any investigation or inquiry by any governmental authority pursuant to any environmental laws, nor is there existing or pending any remedial obligations under any environmental laws;

(m) Names and Places of Business. Neither Borrower nor Guarantor has, during the five (5) years preceding the date hereof, been known by, or used any other trade or fictitious name, except as disclosed in Section 5(m) of the Disclosure Schedule or been organized in a jurisdiction other than its jurisdiction of organization as of the date hereof,

(n) Subsidiaries. As of the date hereof, (i) Borrower does not have any Subsidiary except those listed in Section 5(n) of the Disclosure Schedule or disclosed to Lender in writing and (ii) Borrower has no equity investments in any other Person except those listed in Section 5(n) of the Disclosure Schedule. Borrower owns, directly or indirectly, the equity interests in each of its Subsidiaries which is indicated in Section 5(n) of the Disclosure Schedule or as disclosed to Lender in writing; and

(o) Business Purposes. All advances evidenced by the Note are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 306 of the Texas Finance Code.

5. Affirmative Covenants.

Until payment in full of the Note and all other obligations and liabilities of Borrower hereunder, Borrower agrees and covenants that (unless Lender shall otherwise consent in writing):

(a) Interim Financial Statements. Borrower shall furnish to Lender as soon as available, and in any event within sixty (60) days after the end of each calendar quarter of each calendar year of Borrower, copies of (i) the Consolidated balance sheet of Borrower and its Subsidiaries as of the end of each such period and (ii) the Consolidated statement of operations, equity and cash flows of Borrower and its Subsidiaries for that period and for the portion of the calendar ending with such period and (iii) a schedule of consolidating balance sheets and statements of operations, equity and cash flows of each Subsidiary for that period and for the portion of the calendar year ending with such period, all in reasonable detail, and certified by an authorized officer of Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to year-end adjustments;

(b) Annual Financial Statements. Borrower shall furnish to Lender as soon as available, and in any event within ninety (90) days after the end of each calendar year of Borrower, copies of (i) the Consolidated balance sheet of Borrower and its Subsidiaries as of the close of such calendar year and (ii) Consolidated statement of operations, equity and cash flows of Borrower and its Subsidiaries for such calendar year and (iii) a schedule of consolidating balance sheets and statements of operations, equity and cash flows of each Subsidiary for such calendar year, in each case setting forth in comparative form the figures for the preceding calendar year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of Tedder, James, Worden & Associates, P.A. or other independent public accountants of recognized national standing selected by Borrower and satisfactory to Lender, to the effect that (1) such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur), and (2) the examination of such accounts in connection with such financial statements has been made in accordance with accounting principles generally accepted in the United States, and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(c) Financial Reports and Notices. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its equity holders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority;

(d) Reports. Borrower shall furnish the following:

(i) Compliance Certificate. Concurrently with the delivery of the financial statements described in subsections 6(a) and 6(b) above, a certificate signed by an authorized officer stating that Borrower is in full compliance with all of its obligations under this Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and setting forth the calculations of and establishing compliance with all financial covenants set forth in Section 8 of this Agreement;

(ii) Borrowing Base Report. For each monthly period when, at any time, the aggregate outstanding advances under the Note during any such period are more than $500,000, then as soon as available, and in any event within thirty (30) days after the end of each such calendar month, a Borrowing Base Report signed by an authorized officer; and

(iii) Inventory Listing. Upon request of Lender, a list of Borrower’s inventory in form and detail satisfactory to Lender;

(e) Compliance with Laws. Borrower shall conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments, and shall not change the nature or type of its basic business;

(f) Accounts and Records. Borrower shall maintain complete and accurate books and records of its transactions in accordance with GAAP, and will give Lender access during business hours to all books, records and documents of Borrower and permit Lender to make and take away copies thereof;

(g) Notice of Event of Default. Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto;

(h) Insurance. Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as is acceptable to Lender, is prudent and is usually carried by companies engaged in businesses similar to that of Borrower including, without limitation, casualty and business interruption insurance coverage; Borrower shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

(i) Notice of Material Adverse Change. Borrower shall promptly notify Lender of (i) any material adverse change in its financial condition or business, (ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of its properties, and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower’s property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect (which for purposes hereof shall mean $100,000 or more) on Borrower’s financial condition or business or might cause an Event of Default;

(j) Maintenance of Licenses. Borrower shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business;

(k) Payment of Claims. Borrower shall promptly pay all lawful claims,

whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves have been established therefore;

(l) Maintenance of Existence and Qualifications. Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify could cause a Material Adverse Change;

(m) Guaranties of Borrower’s Subsidiaries. Borrower shall cause each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Borrowing Base Facility and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any advance hereunder. Borrower will cause each of Borrower’s Subsidiaries to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all company action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute;

(n) Deposit Relationship. Borrower and each of its Subsidiaries shall utilize and maintain Lender as Borrower’s primary depository and treasury management services provider for its operational, business deposit accounts; and

(o) Additional Information. Borrower shall promptly furnish to Lender, at Lender’s request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower and its Subsidiaries as Lender may from time to time reasonably request.

6. Negative Covenants.

Until payment in full of the Note and all other obligations and liabilities of Borrower hereunder, Borrower and each of its Subsidiaries shall not (unless Lender shall otherwise consent in writing):

(a) Indebtedness. Create, incur or assume any indebtedness or borrow money, except for (i) the Note, (ii) trade debt incurred in the ordinary course of Borrower’s or a Subsidiary’s business, (iii) debt reflected on Borrower’s Consolidated balance sheet as of the date hereof, and (iv) debt created, incurred or assumed in any calendar year not to exceed $100,000;

(b) Liens. Mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon any of Borrower’s or its Subsidiaries’ assets, except (i) to Lender (provided, however, that the foregoing shall not apply to an inchoate lien for taxes which are not delinquent or which are being contested in good faith, and liens resulting from deposits to secure the payments of workers’ compensation or social security or to secure the performance of bids or contracts in the ordinary course of business), and (ii) purchase money financing to secure debt permitted under clause (iv) of subparagraph 7(a) above;

(c) Contingent Liabilities. Endorse, guarantee or otherwise become liable for the obligations of any Person except for endorsements of negotiable instruments by Borrower or a Subsidiary in the ordinary course of business;

(d) Liquidations, Mergers, Consolidations. Liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other Person except as permitted under clause (iii) of subparagraph 7(f) below; or make or permit any other substantial change in its capitalization;

(e) Limitations on Dividends and Redemptions. Neither Borrower nor any Subsidiary will declare or make directly or indirectly any Dividend, other than (i) Dividends payable to Borrower or to Guarantors that are Subsidiaries of Borrower and (ii) Dividends by Borrower or a Subsidiary payable only in Borrower’s or such Subsidiary’s common stock, so long as Borrower’s interest in any of its Subsidiaries is not thereby reduced;

(f) Limitation on Investments and New Businesses. Neither Borrower nor any Subsidiary will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations as presently conducted, or (iii) make any acquisitions of or capital contributions to or other investments in any Person or property; provided, however, Borrower or a wholly owned Subsidiary may make an investment in the equity interests or acquire the assets of another Person so long as any such investment or acquisition does not exceed $1,000,000 in the aggregate;

(g) Sale of Assets. Sell any of its assets used or useful in its business, except in the ordinary course of business, unless replaced with assets of equal value; or sell any of its assets to any other Person with the agreement that such assets shall be leased back to Borrower or a Subsidiary; or sell any of its accounts receivable, with or without recourse;

(h) Loans. Own, purchase or acquire, directly or indirectly, any promissory notes, stock or securities of any other Person, other than securities guaranteed as to the principal and interest by the United States government; or make any loans or advances to any other person; or

(i) Change of Ownership. Neither Borrower nor any Subsidiary will permit any transfer, pledge or other change in the ownership of its equity interests, except for (i) such pledges to Lender and other non-consensual liens arising by operation of law and (ii) changes in ownership not constituting a Change of Control;

(j) Subordinated Debt. Except as may otherwise be provided in a subordination agreement, neither Borrower nor its Subsidiaries shall make any payments of principal of or interest on the Subordinated Debt prior to the satisfaction in full of the Borrowing Base Facility and the termination of this Agreement and the other Loan Documents. The documents evidencing any Subordinated Debt may not be modified, amended, or waived without the consent of Lender, provided that the maturity of the Subordinated Debt may be extended and the interest rate may be reduced without first obtaining such consent; or

(k) Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

8. Financial Covenants.

(a) Definitions. For purposes of this Section 8, the following terms shall have the respective meanings assigned to them below:

“Consolidated Current Assets” means, as of any date, the total assets of Borrower and its Consolidated Subsidiaries that would be reflected on a Consolidated balance sheet of Borrower as “current assets” in accordance with GAAP.

“Consolidated Current Liabilities” means, as of any date, the total Consolidated liabilities of Borrower and its Consolidated Subsidiaries that would be reflected on a Consolidated balance sheet of Borrower and its Consolidated Subsidiaries as “current liabilities” in accordance with GAAP.

“Consolidated Intangible Assets” means assets that are (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet, and (iii) unamortized debt discount and expense.

“Consolidated Tangible Net Worth” means all of Borrower’s and its Subsidiaries’ assets less the sum of (i) the aggregate book value of Consolidated Intangible Assets, (ii) accounts receivable from the holders of equity interests and Borrower’s Affiliates, (iii) Consolidated Total Liabilities.

“Consolidated Total Liabilities” means, as of any date, the liabilities of Borrower and its Consolidated Subsidiaries that would be reflected on a Consolidated balance sheet of Borrower and its Consolidated Subsidiaries as “liabilities” in accordance with GAAP.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, that are applicable in the circumstances as of the date in question.

“Subordinated Debt” means any secured or unsecured indebtedness of Borrower or its Subsidiary which expressly contains in the instruments evidencing such indebtedness or in the indenture or other similar instrument under which it is issued (which indenture or other similar instrument shall be binding on all holders of such indebtedness) subordination provisions (in form and substance satisfactory to Lender in its sole discretion) substantially to the effect that the holder agrees that the indebtedness evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Note.

(b) Financial Tests. Until payment in full of the Note and all other obligations and liabilities of Borrower hereunder, Borrower covenants that it shall not (unless Lender shall otherwise consent in writing):

(i) Current Ratio. Permit, as of the end of each calendar quarter, the ratio of its Consolidated Current Assets (excluding prepaid expenses) to its Consolidated Current Liabilities to be less than 2 to 1; or

(ii) Total Liabilities to Tangible Net Worth Ratio. Permit, as of the end of each calendar quarter, the ratio of its Consolidated Total Liabilities (excluding any Subordinated Debt) to Consolidated Tangible Net Worth to be more than 1.25 to 1.

9. Default.

An “Event of Default” shall exist if any one or more of the following events (individually, an “Event of Default” and collectively, “Events of Default”) shall occur:

(a) Borrower shall fail to pay when due or within three (3) days thereof any principal of, or interest on, the Note or any other fee or payment due hereunder or under any of the Loan Documents;

(b) Any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

(c) Default shall occur in the performance of any of the covenants or agreements of Borrower and/or Guarantors contained herein or in any of the other Loan Documents and such default (other than a monetary default) shall continue uncured for a period of ten (10) days;

(d) Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or taking advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding;

(e) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Guarantor or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or a complaint or petition shall be filed against Borrower or any Guarantor seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower or any Guarantor, and such petition or complaint shall not have been dismissed within thirty (30) days;

(f) Borrower (i) fails to make any payment in respect of any indebtedness (other than indebtedness hereunder) or guaranty obligation when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fails to observe or perform any other agreement or condition relating to any such indebtedness or guaranty obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such guaranty obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to be demanded or become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or such guaranty obligation to become payable or cash collateral in respect thereof to be demanded;

(g) Any Change of Control occurs; or

(h) Any final judgment for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against Borrower or any Guarantor and such judgment(s) shall not be satisfied or discharged at least sixty (60) days prior to the date on which any of Borrower’s or such Guarantor’s assets could be lawfully sold to satisfy such judgment(s).

10. Remedies Upon Event of Default.

Upon the occurrence of any one or more Events of Default (following any applicable grace period), then Lender, at its option, may (i) declare the principal of, and all interest then accrued on, the Note and any other liabilities of Borrower to Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (ii) cease further advances under the Note, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Lender’s rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

11. Miscellaneous.

(a) Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

(b) Notices. Any notices or other communications required or permitted to be given by any of the Loan Documents must be given in writing and must be personally delivered, sent by facsimile transmission or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:

(i)	Borrower:

American Electric Technologies, Inc.
6410 Long Drive
Houston, Texas 77087
Attention: John H. Untereker
Fax No.: (713) 644-7805

(ii)	Lender:

JPMorgan Chase Bank, N.A.
712 Main Street
Houston, Harris 77002
Attention: Carlos Valdez, Jr.
Fax No.: (713) 216-6939

(iii)	Guarantor:

M & I Electric Industries, Inc.
6410 Long Drive
Houston, Texas 77087
Attention: John H. Untereker
Fax No.: (713) 644-7805

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or faxed as aforesaid, or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this paragraph.

(c) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; (ii) the federal or state laws governing national banking associations expressly supersede and have contrary application; or (iii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

(d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

(e) Maximum Interest Rate. Regardless of any provisions contained in this Agreement, any Note or in any of the other Loan Documents, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on any Note, any amount in excess of the Maximum Rate, and, in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal balance of any Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower, and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of any Note so that the interest rate is uniform throughout such term.

(f) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

(g) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations hereunder.

(h) Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

(i) Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Note, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Note, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms. To the extent of any conflict or contradiction between the terms hereof and the terms of the Note, the Loan Documents or any other document executed in connection herewith, the terms hereof shall control.

(j) Expenses of Lender. Borrower agrees to pay all costs and expenses of Lender (including, without limitation, the reasonable attorneys’ fees of Lender’s legal counsel) incurred by Lender in connection with the preservation and enforcement of Lender’s rights under this Agreement, the Note and/or the other Loan Documents, and all reasonable costs and expenses of Lender (including, without limitation, the reasonable fees and expenses of Lender’s legal counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Note and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

(k) Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, irrespective of whether or not Lender shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. Lender agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this subparagraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

(1) Participation of the Loans. Borrower agrees that Lender may, at its option, sell interests in the Note and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each prospective purchaser.

(m) Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

(n) Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

(o) USA Patriot Act Compliance. Neither Borrower nor any Guarantor shall be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

12. JURY WAIVER. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN.

13. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

If Lender agrees to the foregoing, Lender should execute this Agreement in the space indicated below.

BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ John H. Untereker
Senior Vice President and CFO

GUARANTOR:

M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ John H. Untereker
Senior Vice President and CFO

ACCEPTED:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carlos Valdez, Jr.
Senior Vice President